PRESS RELEASE

AbbVie Reports Second-Quarter 2020 Financial Results

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On May 8, 2020, AbbVie Completed its Acquisition of Allergan, Significantly Expanding and Diversifying AbbVie's Revenue Base with New Therapeutic Areas, Enhancing Long-Term Growth Potential, and Enabling Investment in Innovation for each of its Therapeutic Categories

•	Reports Second-Quarter Diluted Loss Per Share of $0.46 on a GAAP Basis; Adjusted Diluted EPS of $2.34

•	Second-Quarter Net Revenues Were $10.425 Billion, an Increase of 26.3 Percent on a Reported Basis, Inclusive of a Partial Quarter of Allergan and COVID-19 Pandemic Impact

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Second-Quarter Global Net Revenues From the Immunology Portfolio Were $5.316 Billion, an Increase of 8.1 Percent on a Reported Basis, or 8.6 percent on an Operational Basis; U.S. Humira Net Revenues Were $3.974 Billion, an Increase of 4.8 Percent; Internationally, Humira Net Revenues Were $863 Million, a Decrease of 19.9 Percent on a Reported Basis, or 17.4 Percent on an Operational Basis, Due to Biosimilar Competition; Global Skyrizi Net Revenues Were $330 Million; Global Rinvoq Net Revenues Were $149 Million

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Second-Quarter Global Net Revenues From the Hematologic Oncology Portfolio Were $1.591 Billion, an Increase of 25.5 Percent on a Reported Basis, or 25.8 Percent on an Operational Basis; Global Imbruvica Net Revenues Were $1.288 Billion, an Increase of 17.2 Percent, with U.S. Net Revenues of $1.055 Billion and International Profit Sharing of $233 Million; Global Venclexta Net Revenues Were $303 Million

•	Second-Quarter Global Net Revenues from the Aesthetics Portfolio Were $481 Million; Global Botox Cosmetic Net Revenues Were $226 Million

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Provides Combined Company 2020 GAAP Diluted EPS Guidance Range of $4.12 to $4.22; Provides Combined Company 2020 Adjusted Diluted EPS Guidance Range of $10.35 to $10.45, Representing Annualized Net Accretion From the Allergan Transaction of 11 Percent; Combined Company Guidance Includes the Results of Allergan From May 8, 2020 to December 31, 2020

NORTH CHICAGO, Ill., July 31, 2020 – AbbVie (NYSE:ABBV) announced financial results for the second quarter ended June 30, 2020.

"AbbVie delivered another strong quarterly performance, ahead of our guidance. The adverse impact from COVID-19 on legacy AbbVie was less than expected, demonstrating the robustness and resiliency of our key brands, and new patient starts have stabilized and started to recover,” said Richard A. Gonzalez, chairman and chief executive officer, AbbVie. “The integration of Allergan is going well, with a strong recovery in the aesthetics portfolio and accretion ahead of expectations."

Note: "Operational" comparisons are presented at constant currency rates and reflect comparative local currency net revenues at the prior year's foreign exchange rates.

Second-Quarter Results

•	Worldwide net revenues were $10.425 billion, an increase of 26.3 percent on a reported basis, or a decrease of 5.3 percent on a comparable operational basis, due to the COVID-19 pandemic.

•	Global net revenues from the immunology portfolio were $5.316 billion, an increase of 8.1 percent on a reported basis, or 8.6 percent on an operational basis.

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Global Humira net revenues of $4.837 billion decreased 0.7 percent on a reported basis, or 0.2 percent on an operational basis. U.S. Humira net revenues were $3.974 billion, an increase of 4.8 percent. Internationally, Humira net revenues were $863 million, a decrease of 19.9 percent on a reported basis, or 17.4 percent on an operational basis, due to biosimilar competition.

◦	Global Skyrizi net revenues were $330 million.

◦	Global Rinvoq net revenues were $149 million.

•	Global net revenues from the hematologic oncology portfolio were $1.591 billion, an increase of 25.5 percent on a reported basis, or 25.8 percent on an operational basis.

◦	Global Imbruvica net revenues were $1.288 billion, an increase of 17.2 percent, with U.S. net revenues of $1.055 billion and international profit sharing of $233 million.

◦	Global Venclexta net revenues were $303 million, an increase of 79.2 percent on a reported basis, or 81.5 percent on an operational basis.

•	Global net revenues from the aesthetics portfolio were $481 million, a decrease of 47.9 percent on a comparable operational basis, due to the COVID-19 pandemic.

◦	Global Botox Cosmetic net revenues were $226 million, a decrease of 43.1 percent on a comparable operational basis, due to the COVID-19 pandemic.

•	Global net revenues from the neuroscience portfolio were $734 million, an increase of over 100.0 percent on a reported basis, or 1.8 percent on a comparable operational basis.

◦	Global Botox Therapeutic net revenues were $297 million, a decrease of 22.3 percent on a comparable operational basis, due to the COVID-19 pandemic.

◦	Global Vraylar net revenues were $192 million, an increase of 70.4 percent on a comparable operational basis.

◦	Global Ubrelvy net revenues were $22 million.

•	On a GAAP basis, the gross margin ratio in the second quarter was 64.4 percent. The adjusted gross margin ratio was 82.8 percent.

•	On a GAAP basis, selling, general and administrative expense was 33.8 percent of net revenues. The adjusted SG&A expense was 22.9 percent of net revenues.

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On a GAAP basis, research and development expense was 15.2 percent of net revenues. The adjusted R&D expense was 12.8 percent of net revenues, reflecting funding actions supporting all stages of our pipeline.

•	On a GAAP basis, the operating margin in the second quarter was 7.2 percent. The adjusted operating margin was 47.0 percent.

•	On a GAAP basis, net interest expense was $614 million. The adjusted net interest expense was $484 million.

•	On a GAAP basis, the tax rate in the quarter was negative 6.5 percent. The adjusted tax rate was 11.4 percent.

•	Diluted EPS in the second quarter was a loss of $0.46 on a GAAP basis. Adjusted diluted EPS, excluding specified items, was $2.34.

Note: "Comparable Operational" comparisons include full-quarter current year and prior year results for Allergan, which was acquired on May 8, 2020, as if the acquisition closed on January 1, 2019, and are presented at constant currency rates and reflect comparative local currency net revenues at the prior year’s foreign exchange rates. Refer to the Key Product Revenues schedules for further details. "Operational" comparisons are presented at constant currency rates and reflect comparative local currency net revenues at the prior year's foreign exchange rates.

Recent Events

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AbbVie announced it completed its acquisition of Allergan plc following receipt of regulatory approval from all government authorities required by the transaction agreement and approval by the Irish High Court. The transaction significantly expands and diversifies AbbVie’s revenue base, provides immediate scale and profitability to AbbVie’s Growth Platform (ex-Humira) and creates a biopharmaceutical company with leadership positions in key therapeutic areas including immunology, hematologic oncology, neuroscience and aesthetics. It also provides a robust portfolio of on-market and pipeline assets that position the company for enhanced long-term growth potential, a growing dividend, rapid debt repayment and investment in innovation in each of its therapeutic categories.

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AbbVie and Genmab A/S announced a broad collaboration agreement to jointly develop and commercialize three of Genmab's early-stage investigational bispecific antibody product candidates and enter into a discovery research collaboration for future differentiated antibody therapeutics for cancer. The companies will partner to develop Genmab's next-generation bispecific antibody programs, epcoritamab (DuoBody-CD3xCD20), DuoHexaBody-CD37 and DuoBody-CD3x5T4. The collaboration combines Genmab's world-class discovery and development engine and next-generation bispecific antibody therapeutic candidates with AbbVie's deep clinical expertise, innovative ADC platform and global commercial leadership in hematological cancers. Under the terms of the agreement AbbVie will pay Genmab an upfront payment of $750 million, in addition to potential milestone payments.

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AbbVie announced that it has submitted applications for a new indication to the U.S. Food and Drug Administration (FDA) and European Medicines Agency (EMA) for Rinvoq (upadacitinib), a selective and reversible JAK inhibitor, for the treatment of adult patients with active psoriatic arthritis (PsA). The applications are supported by data from two Phase 3 studies across a broad range of more than 2,000 patients with active PsA in which Rinvoq demonstrated improved joint outcomes, physical function and skin symptoms, with a greater proportion of patients achieving minimal disease activity versus placebo. Overall, the safety profile of Rinvoq in PsA was consistent with previously reported results across the Phase 3 rheumatoid arthritis (RA) clinical trial program, with no new significant safety risks detected.

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AbbVie announced top-line results from the three Phase 3 studies in the registrational program for Rinvoq in atopic dermatitis (AD) - Measure Up 1 (MU1), Measure Up 2 (MU2) and AD Up (AU). In the MU1 and MU2 replicate studies, Rinvoq monotherapy showed significant improvement in skin clearance and reduction in itch at week 16 in adult and adolescent patients with moderate to severe AD. In the MU1 study, of patients receiving either 15mg/30mg of Rinvoq, 70/80 percent achieved at least a 75 percent improvement in the Eczema Area Severity Index (EASI 75) versus 16% on placebo. Similarly in the MU2 study, of patients receiving either 15mg/30mg of Rinvoq, 60/73 percent achieved EASI 75 versus 13 percent on placebo. In both the MU1 and MU2 studies, clinically meaningful reductions in itch compared to placebo were observed as early as one day after the first dose for patients receiving Rinvoq 30mg and two days after the first dose for patients receiving Rinvoq 15mg. In the AU study, significantly more patients receiving Rinvoq plus topical corticosteroids (TCS) showed improvement in skin clearance compared to placebo plus TCS at week 16. In the study, 65/77 percent of patients receiving Rinvoq 15mg/30mg plus TCS achieved EASI 75, respectively, versus 26 percent receiving placebo plus TCS. Additionally, more patients treated with Rinvoq plus TCS experienced a clinically meaningful reduction in itch compared to patients treated with placebo plus TCS and treatment with either dose of Rinvoq led to a higher mean number of TCS-free days. Full results from the Phase 3 studies will be presented at a future medical meeting and published in a peer-reviewed publication. AbbVie plans to submit regulatory applications later this year for Rinvoq in AD.

Recent Events (continued)

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AbbVie announced top-line results from a proof-of-concept study evaluating ABBV-3373, an investigational anti-TNF - glucocorticoid receptor modulator steroid ADC, in adult patients with moderate to severe RA. Bayesian statistical methods incorporating historical data were used to achieve adequate statistical power in this proof of concept study, which was accomplished through pre-specified supplementation of adalimumab in-trial data with historical adalimumab data for comparison with ABBV-3373 for the primary endpoint analyses. Comparing ABBV-3373 to the mean outcome from historical adalimumab data showed a greater difference in the change in Disease Activity Score 28 C-Reactive Protein (DAS28-CRP) from baseline to week 12 for ABBV-3373 (-2.65) as compared to a pre-specified historical adalimumab mean (-2.13) (p=0.022). Comparing ABBV-3373 to combined in-trial and historical adalimumab data, based on a Bayesian analysis, predicted with a 90 percent probability that ABBV-3373 was associated with a greater improvement on DAS28-CRP from baseline to week 12 than adalimumab. In this study, the safety profile of ABBV-3373 was generally similar to the known safety profile of adalimumab and evaluations of serum cortisol levels over 12 weeks indicated that ABBV-3373 showed no systemic glucocorticoid effects. Based on these results, AbbVie plans to advance the development of the TNF-ADC platform in RA and begin clinical studies in other immune-mediated diseases.

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At the Annual European E-Congress of Rheumatology (EULAR), AbbVie presented 25 abstracts across multiple rheumatic conditions, including new data from the Phase 3 SELECT-CHOICE clinical trial showing Rinvoq met both the primary (non-inferiority) and key secondary (superiority) endpoints compared to Orencia (abatacept) on change from baseline in DAS28-CRP at week 12 in patients with RA who have had an inadequate response to biologic disease-modifying anti-rheumatic drugs (DMARDs). AbbVie also presented long-term results from the SELECT-COMPARE and SELECT-MONOTHERAPY studies showing that Rinvoq continued to improve signs and symptoms in patients with RA through 72 and 84 weeks, respectively. Additionally, results from the SELECT-EARLY and SELECT-COMPARE clinical trials showed Rinvoq inhibited structural joint damage in RA patients receiving Rinvoq as monotherapy or in combination with methotrexate at almost two years. Rinvoq’s safety profile was consistent across the pivotal Phase 3 RA program, with no new safety signals identified.

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At the American Academy of Dermatology (AAD) virtual annual meeting AbbVie announced new Phase 3b head-to-head data showing superior rates of skin clearance for Skyrizi (risankizumab) versus Cosentyx at week 52. Particularly, 66 percent of psoriasis patients receiving Skyrizi achieved completely clear skin (PASI 100) versus 40 percent of patients receiving Cosentyx at week 52. Skyrizi met both PASI 90 primary endpoints of non-inferiority to Cosentyx at week 16 and superiority to Cosentyx at week 52. At week 16, 74 percent of Skyrizi-treated patients achieved PASI 90 compared to 66 percent of Cosentyx-treated patients. Of patients treated with Skyrizi, 87 percent achieved PASI 90 at week 52 compared to 57 percent of patients treated with Cosentyx. The safety profile of Skyrizi was consistent with that observed in previously reported studies, with no new safety signals observed through week 52. Skyrizi is part of a collaboration between Boehringer Ingelheim and AbbVie, with AbbVie leading development and commercialization globally.

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At the European Hematology Association (EHA) Annual Congress, AbbVie presented more than 30 abstracts from studies of its on-market and investigational medicines from its oncology portfolio across chronic lymphocytic leukemia (CLL), acute myeloid leukemia (AML), acute lymphocytic leukemia (ALL), multiple myeloma (MM), myelodysplastic syndrome (MDS) and myelofibrosis (MF). Highlights included results from the Phase 3 CLL14 trial of Venclexta (venetoclax) plus obinutuzumab in previously untreated CLL patients, extended follow-up data from the Phase 3 MURANO trial on subgroup-analyses of Venclexta in combination with rituximab in relapsed/refractory (r/r) CLL, new data on safety and efficacy from the CAPTIVATE study evaluating Imbruvica (ibrutinib) plus Venclexta in first-line treatment of CLL. Venetoclax is being developed by AbbVie and Roche and is jointly commercialized by AbbVie and Genentech, a member of the Roche Group, in the U.S. and by AbbVie outside of the U.S. Imbruvica is jointly developed and commercialized with Janssen Biotech, Inc.

Recent Events (continued)

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At EHA, AbbVie also presented results from two Phase 3 studies evaluating Venclexta in patients with previously untreated AML. The Phase 3 VIALE-A trial demonstrated that previously untreated patients with AML who were ineligible for intensive chemotherapy treated with Venclexta plus azacitidine achieved a 34 percent reduction in the risk of death compared to azacitidine in combination with placebo. Patients receiving the Venclexta combination achieved improved median overall survival (OS) of 14.7 months versus 9.6 months in the placebo arm. Additionally, AbbVie presented updated six-month data from the Phase 3 VIALE-C study of Venclexta in combination with low-dose cytarabine in previously untreated older patients with AML.

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AbbVie, in cooperation with Neurocrine Biosciences, announced the FDA approval of Oriahnn (elagolix, estradiol, and norethindrone acetate capsules; elagolix capsules) for the management of heavy menstrual bleeding due to uterine fibroids in pre-menopausal women. Uterine fibroids are the most common type of benign tumor in women of reproductive age and Oriahnn is the first FDA-approved, non-surgical, oral medication option for the management of heavy menstrual bleeding associated with uterine fibroids in pre-menopausal women.

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Allergan Aesthetics, an AbbVie company, announced the FDA approved Juvederm Voluma XC for the augmentation of the chin region to improve the chin profile in adults over the age of 21. Juvederm Voluma XC is the first and only filler to receive FDA approval for the augmentation of the chin region and this latest approval marks the Juvederm Collection’s fifth approved indication in the U.S.

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AbbVie announced that the Phase 3 ADVANCE trial evaluating atogepant, an orally administered calcitonin gene-related peptide (CGRP) receptor antagonist, met its primary endpoint of statistically significantly greater reduction in mean monthly migraine days, compared to placebo, for all doses (10mg, 30mg, or 60mg) across the 12-week treatment period. The trial also demonstrated that treatment with 30mg and 60mg doses resulted in statistically significant improvements in all secondary endpoints, including ≥ 50% reduction in three-month average of monthly migraine days, improvements in acute medication use, and performance of daily activities and physical impairment. Treatment with the 10mg dose resulted in statistically significant improvements in four out of the six secondary endpoints. With these results, combined with the results from a long-term Phase 3 safety trial, and results from a prior positive Phase 2b/3 trial, AbbVie plans to move forward with regulatory submissions in the U.S. and other countries.

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At the Annual Scientific Meeting of the American Headache Society (AHS), AbbVie presented 27 abstracts that highlighted the company's ongoing innovation in migraine, including its investigational product, atogepant, while reinforcing the efficacy and safety profiles of Botox and Ubrelvy (ubrogepant). In particular, AbbVie presented real-world studies that demonstrated significantly more patients starting Botox were persistent with their treatment compared to those starting on CGRP mAbs for migraine as well as results from several studies that added to the large body of evidence evaluating the long-term safety and sustained efficacy of Botox. Long-term Ubrelvy trial data showed that in addition to effectively treating migraine attacks when pain is moderate or severe, treating when pain is mild may significantly increase rates of pain freedom and absence of migraine-associated symptoms. Additionally, AbbVie presented results from studies that evaluated the pharmacokinetic (PK), safety and tolerability profiles of atogepant in addition to the potential for PK drug-drug interactions (DDIs) between atogepant and other compounds.

Recent Events (continued)

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AbbVie and Molecular Partners announced that the FDA issued a Complete Response Letter to the Biologics License Application for abicipar pegol, a novel, investigational DARPin therapy for patients with neovascular (wet) age-related macular degeneration (nAMD). The letter from the FDA indicated that the rate of intraocular inflammation observed following administration of abicipar pegol 2mg/0.05 mL resulted in an unfavorable benefit-risk ratio in the treatment of nAMD. AbbVie also withdrew its regulatory application with the EMA for abicipar in nAMD. AbbVie plans to meet with the FDA and EMA to discuss their comments and determine next steps.

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AbbVie announced a strategic collaboration with Jacobio Pharmaceuticals, a clinical-stage pharmaceutical company, to develop and commercialize SHP2 inhibitors, which target a key node in cancer and immune cells. Inhibition of SHP2 is believed to have dual effects by potentially reducing cancer cell growth and modulating immune responses to generate anti-tumor activities. Jacobio's early clinical stage SHP2 assets, JAB-3068 and JAB-3312, are oral small molecules designed to specifically inhibit SHP2 activity. Under the terms of the agreement, AbbVie will be granted an exclusive license to the SHP2 portfolio. Jacobio will continue to conduct early global clinical trials of JAB-3068 and JAB-3312 with AbbVie covering R&D expenses. Upon completion, AbbVie will assume global development and commercialization responsibilities.

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AbbVie, Harbour BioMed (HBM), Utrecht University (UU) and Erasmus Medical Center (EMC) announced they have entered into a collaboration to develop a novel antibody therapeutic to prevent and treat COVID-19, the pandemic respiratory disease caused by the SARS-CoV-2 virus. The focus of the collaboration is on advancing the fully human, neutralizing antibody 47D11 discovered by UU, EMC and HBM and recently reported in Nature Communications. This antibody targets the conserved domain of the spike protein of SARS-CoV-2. Under the terms of the collaboration, AbbVie will support UU, EMC and HBM through the preclinical activities, while simultaneously undertaking preparations for later stage preclinical and clinical development work. AbbVie will receive an option to exclusively license the antibody from the three parties for therapeutic clinical development and commercialization worldwide.

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AbbVie announced a donation of $5 million to the NAACP Legal Defense and Education Fund and the Equal Justice Initiative to address issues in our criminal justice system, as well as an additional commitment of $50 million over five years to partner with nonprofits on a long-term, multi-faceted program that will seek to bring lasting and real change at the community level to help secure quality education, jobs, healthcare and justice. AbbVie is also providing a 2:1 match for employees who wish to support organizations working to help address racial equality and social justice issues. AbbVie is committed to advancing racial equality, through our continued growth and acceptance of each other, our way of doing business, our attraction and development of talent, and our service to the community.

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AbbVie announced donations to 26 nonprofit organizations totaling $5 million to support immediate COVID-19 relief efforts. As a result of AbbVie's donation, national and global nonprofit organizations will provide 55,000 frontline healthcare workers with critical personal protective equipment and training; improve the well-being of 50,000 children and families by providing access to essential resources including healthcare and education; and support vital services including shelter for more than 30,000 people experiencing homelessness and other at-risk populations. The donation is part of AbbVie's broader $35 million philanthropic contribution to COVID-19 relief efforts that also include donations to partners International Medical Corps, Direct Relief and Feeding America.

Full-Year 2020 Outlook
AbbVie previously issued standalone GAAP diluted EPS guidance for the full-year 2020 of $7.60 to $7.70. AbbVie is issuing combined company GAAP diluted EPS guidance for the full-year 2020, which includes the results of Allergan from May 8, 2020 through December 31, 2020, of $4.12 to $4.22.
AbbVie previously issued standalone adjusted diluted EPS for the full-year 2020 of $9.61 to $9.71. AbbVie is issuing combined company adjusted diluted EPS guidance for the full-year 2020, which includes the results of Allergan from May 8, 2020 through December 31, 2020, of $10.35 to $10.45, representing annualized net accretion from the Allergan transaction of 11 percent. The combined company's 2020 adjusted diluted EPS guidance excludes $6.23 per share of intangible asset amortization expense, non-cash charges for contingent consideration adjustments and other specified items.
Combined company guidance supersedes previously issued standalone guidance.

About AbbVie

AbbVie's mission is to discover and deliver innovative medicines that solve serious health issues today and address the medical challenges of tomorrow. We strive to have a remarkable impact on people's lives across several key therapeutic areas: immunology, oncology, neuroscience, eye care, virology, women's health and gastroenterology, in addition to products and services across its Allergan Aesthetics portfolio. For more information about AbbVie, please visit us at www.abbvie.com. Follow @abbvie on Twitter, Facebook or LinkedIn.

Conference Call

AbbVie will host an investor conference call today at 8:00 a.m. Central time to discuss our second-quarter performance. The call will be webcast through AbbVie’s Investor Relations website at investors.abbvie.com. An archived edition of the call will be available after 11:00 a.m. Central time.

Non-GAAP Financial Results

Financial results for 2020 and 2019 are presented on both a reported and a non-GAAP basis. Reported results were prepared in accordance with GAAP and include all revenue and expenses recognized during the period. Non-GAAP results adjust for certain non-cash items and for factors that are unusual or unpredictable, and exclude those costs, expenses, and other specified items presented in the reconciliation tables later in this release. AbbVie’s management believes non-GAAP financial measures provide useful information to investors regarding AbbVie’s results of operations and assist management, analysts, and investors in evaluating the performance of the business. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP. The company’s 2020 financial guidance is also being provided on both a reported and a non-GAAP basis.

Forward-Looking Statements

Some statements in this news release are, or may be considered, forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “project” and similar expressions, among others, generally identify forward-looking statements. AbbVie cautions that these forward-looking statements are subject to risks and uncertainties, including the impact of the COVID-19 pandemic on AbbVie’s operations, results and financial results, that may cause actual results to differ materially from those indicated in the forward-looking statements. Such risks and uncertainties include, but are not limited to, failure to realize the expected benefits of the Allergan acquisition, failure to promptly and effectively integrate Allergan's businesses, significant transaction costs and/or unknown or inestimable liabilities, potential litigation associated with the Allergan acquisition, challenges to intellectual property, competition from other products, difficulties inherent in the research and development process, adverse litigation or government action, and changes to laws and regulations applicable to our industry. Additional information about the economic, competitive, governmental, technological and other factors that may affect AbbVie’s operations is set forth in Item 1A, “Risk Factors,” of AbbVie’s 2019 Annual Report on Form 10-K, which has been filed with the Securities and Exchange Commission (SEC). AbbVie undertakes no obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.

Media:	Investors:
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AbbVie Inc.
Key Product Revenues
Quarter Ended June 30, 2020
(Unaudited)

				% Change vs. 2Q19
	Net Revenues (in millions) [a]			Reported			Comparable Operational [b,c]
	U.S.	Int’l.	Total	U.S.	Int'l.	Total	U.S.	Int'l	Total
NET REVENUES	$8,147	$2,278	$10,425	36.6%	(0.5)%	26.3%	(0.1)%	(20.5)%	(5.3)%

Immunology	4,399	917	5,316	14.8	(15.5)	8.1	14.8	(13.0)	8.6
Humira	3,974	863	4,837	4.8	(19.9)	(0.7)	4.8	(17.4)	(0.2)
Skyrizi	289	41	330	>100%	>100%	>100%	>100%	>100%	>100%
Rinvoq	136	13	149	n/m	n/m	n/m	n/m	n/m	n/m

Hematologic Oncology	1,246	345	1,591	24.2	30.1	25.5	24.2	31.6	25.8
Imbruvica [d]	1,055	233	1,288	19.0	9.4	17.2	19.0	9.4	17.2
Venclexta	191	112	303	63.5	>100%	79.2	63.5	>100%	81.5

Aesthetics	330	151	481	n/m	n/m	n/m	(47.7)	(48.3)	(47.9)
Botox Cosmetic*	147	79	226	n/m	n/m	n/m	(39.8)	(47.9)	(43.1)
Juvederm Collection*	56	57	113	n/m	n/m	n/m	(62.5)	(58.4)	(60.4)
Other Aesthetics*	127	15	142	n/m	n/m	n/m	(46.7)	>100%	(41.7)

Neuroscience	596	138	734	>100%	50.6	>100%	5.9	(17.2)	1.8
Botox Therapeutic*	254	43	297	n/m	n/m	n/m	(19.1)	(36.9)	(22.3)
Vraylar*	192	—	192	n/m	n/a	n/m	70.4	n/a	70.4
Duodopa	25	93	118	8.3	1.6	2.9	8.3	3.7	4.6
Ubrelvy*	22	—	22	n/m	n/a	n/m	n/m	n/a	n/m
Other Neuroscience*	103	2	105	n/m	n/m	n/m	(13.9)	(4.3)	(13.9)

Eye Care	274	143	417	n/m	n/m	n/m	(17.0)	(25.4)	(20.0)
Lumigan/Ganfort*	35	41	76	n/m	n/m	n/m	(13.2)	(13.6)	(13.4)
Alphagan/Combigan*	47	22	69	n/m	n/m	n/m	(15.1)	(8.1)	(13.0)
Restasis*	138	6	144	n/m	n/m	n/m	(19.5)	(17.8)	(19.5)
Other Eye Care*	54	74	128	n/m	n/m	n/m	(14.2)	(35.6)	(27.5)

Women's Health	142	5	147	>100%	>100%	>100%	(14.9)	(35.7)	(15.6)
Lo Loestrin*	78	2	80	n/m	n/m	n/m	(8.8)	(18.8)	(8.9)
Orilissa/Oriahnn	30	1	31	57.3	90.2	58.0	57.3	95.4	58.1
Other Women's Health*	34	2	36	n/m	n/m	n/m	(39.6)	(52.3)	(40.4)

Other Key Products	878	271	1,149	(14.1)	(36.4)	(20.7)	(21.3)	(35.5)	(25.0)
Mavyret	146	230	376	(62.9)	(40.2)	(51.7)	(62.9)	(39.6)	(51.4)
Creon	252	—	252	(1.9)	n/a	(1.9)	(1.9)	n/a	(1.9)
Lupron	167	38	205	(0.1)	(8.9)	(1.8)	(0.1)	(3.2)	(0.7)
Linzess/Constella*	130	3	133	n/m	n/m	n/m	5.4	18.8	5.7
Synthroid	183	—	183	(9.7)	n/a	(9.7)	(9.7)	n/a	(9.7)

[a]	Net revenues include Allergan product revenues from the date of the acquisition, May 8, 2020, through June 30, 2020.

[b]
"Comparable Operational" comparisons include full-quarter current year and prior year results for Allergan, as if the acquisition closed on January 1, 2019, and are presented at constant currency rates that reflect comparative local currency net revenues at the prior year's foreign exchange rates. Refer to the Quarterly Comparable Historical Trend Analysis for additional information regarding comparable historical net revenues.

c All historically reported Allergan revenues have been recast to conform to AbbVie's revenue recognition accounting policies and reporting conventions for certain rebates and discounts. Historically reported Allergan revenues also exclude Zenpep and Viokace product revenues, which were both divested as part of the acquisition, as well as specified items.
d Reflects profit sharing for Imbruvica international revenues.
* Represents product(s) acquired as part of the Allergan acquisition.
n/a = not applicable
n/m = not meaningful

AbbVie Inc.
Key Product Revenues
Six Months Ended June 30, 2020
(Unaudited)

				% Change vs. 6M19
	Net Revenues (in millions) [a]			Reported			Comparable Operational [b,c]
	U.S.	Int’l.	Total	U.S.	Int’l.	Total	U.S.	Int’l.	Total
NET REVENUES	$14,305	$4,739	$19,044	27.3%	(2.2)%	18.4%	5.7%	(12.1)%	0.8%

Immunology	8,403	2,002	10,405	19.2	(13.5)	11.1	19.2	(11.2)	11.7
Humira	7,630	1,910	9,540	8.9	(17.2)	2.4	8.9	(14.9)	3.0
Skyrizi	555	75	630	>100%	>100%	>100%	>100%	>100%	>100%
Rinvoq	218	17	235	n/m	n/m	n/m	n/m	n/m	n/m

Hematologic Oncology	2,413	727	3,140	24.6	44.2	28.6	24.6	45.5	28.9
Imbruvica [d]	2,021	499	2,520	17.9	22.9	18.8	17.9	22.9	18.8
Venclexta	392	228	620	76.7	>100%	93.7	76.7	>100%	95.8

Aesthetics	330	151	481	n/m	n/m	n/m	(29.7)	(38.0)	(32.5)
Botox Cosmetic*	147	79	226	n/m	n/m	n/m	(24.3)	(35.3)	(28.7)
Juvederm Collection*	56	57	113	n/m	n/m	n/m	(41.9)	(43.3)	(42.7)
Other Aesthetics*	127	15	142	n/m	n/m	n/m	(28.3)	(21.9)	(27.7)

Neuroscience	621	237	858	>100%	31.6	>100%	11.4	(5.4)	8.3
Botox Therapeutic*	254	43	297	n/m	n/m	n/m	(10.3)	(19.9)	(12.1)
Vraylar*	192	—	192	n/m	n/a	n/m	80.0	n/a	80.0
Duodopa	50	192	242	9.3	6.7	7.2	9.3	9.2	9.2
Ubrelvy*	22	—	22	n/m	n/a	n/m	n/m	n/a	n/m
Other Neuroscience*	103	2	105	n/m	n/m	n/m	(10.2)	26.2	(9.8)

Eye Care	274	143	417	n/m	n/m	n/m	0.1	(13.1)	(4.7)
Lumigan/Ganfort*	35	41	76	n/m	n/m	n/m	1.9	(7.9)	(3.6)
Alphagan/Combigan*	47	22	69	n/m	n/m	n/m	(7.6)	(3.4)	(6.4)
Restasis*	138	6	144	n/m	n/m	n/m	0.8	(2.8)	0.7
Other Eye Care*	54	74	128	n/m	n/m	n/m	4.0	(18.6)	(10.1)

Women's Health	172	6	178	>100%	>100%	>100%	(10.1)	(13.7)	(10.3)
Lo Loestrin*	78	2	80	n/m	n/m	n/m	(10.3)	(4.1)	(10.2)
Orilissa/Oriahnn	60	2	62	88.6	>100%	90.3	88.6	>100%	90.4
Other Women's Health*	34	2	36	n/m	n/m	n/m	(27.2)	(28.8)	(27.4)

Other Key Products	1,788	634	2,422	(11.7)	(25.5)	(15.8)	(14.1)	(24.1)	(16.8)
Mavyret	380	555	935	(52.4)	(28.1)	(40.4)	(52.4)	(27.2)	(39.9)
Creon	528	—	528	9.3	n/a	9.3	9.3	n/a	9.3
Lupron	362	76	438	1.1	(4.7)	—	1.1	(0.6)	0.7
Linzess/Constella*	130	3	133	n/m	n/m	n/m	6.9	25.3	7.4
Synthroid	388	—	388	0.7	n/a	0.7	0.7	n/a	0.7

[a]	Net revenues include Allergan product revenues from the date of the acquisition, May 8, 2020, through June 30, 2020.

[b]
"Comparable Operational" comparisons include full-period current year and prior year results for Allergan, as if the acquisition closed on January 1, 2019, and are presented at constant currency rates that reflect comparative local currency net revenues at the prior year's foreign exchange rates. Refer to the Quarterly Comparable Historical Trend Analysis for additional information regarding comparable historical net revenues.

c All historically reported Allergan revenues have been recast to conform to AbbVie's revenue recognition accounting policies and reporting conventions for certain rebates and discounts. Historically reported Allergan revenues also exclude Zenpep and Viokace product revenues, which were both divested as part of the acquisition, as well as specified items.
d Reflects profit sharing for Imbruvica international revenues.
* Represents product(s) acquired as part of the Allergan acquisition.
n/a = not applicable
n/m = not meaningful

AbbVie Inc.
Consolidated Statements of Earnings
Quarter and Six Months Ended June 30, 2020 and 2019
(Unaudited) (In millions, except per share data)

	Second Quarter Ended June 30		Six Months Ended June 30
	2020	2019	2020	2019
Net revenues	$10,425	$8,255	$19,044	$16,083
Cost of products sold	3,711	1,819	5,653	3,513
Selling, general and administrative	3,527	1,654	5,222	3,334
Research and development	1,582	1,291	2,961	2,580
Acquired in-process research and development	853	91	853	246
Total operating costs and expenses	9,673	4,855	14,689	9,673

Operating earnings	752	3,400	4,355	6,410

Interest expense, net	614	309	1,042	634
Net foreign exchange loss	29	6	34	12
Other expense, net	802	2,278	874	2,413
Earnings (loss) before income tax expense	(693)	807	2,405	3,351
Income tax expense	46	66	134	154
Net earnings (loss)	(739)	741	2,271	3,197
Net loss attributable to noncontrolling interest	(1)	—	(1)	—
Net earnings (loss) attributable to AbbVie Inc.	$(738)	$741	$2,272	$3,197

Diluted earnings (loss) per share attributable to AbbVie Inc.	$(0.46)	$0.49	$1.43	$2.14

Adjusted diluted earnings per share[a]	$2.34	$2.26	$4.76	$4.40

Weighted-average diluted shares outstanding	1,647	1,484	1,568	1,483

[a]	Refer to the Reconciliation of GAAP Reported to Non-GAAP Adjusted Information for further details.

AbbVie Inc.
Reconciliation of GAAP Reported to Non-GAAP Adjusted Information
Quarter Ended June 30, 2020
(Unaudited) (In millions, except per share data)

1.     Specified items impacted results as follows:

	2Q20
	Earnings		Diluted
	Pre-tax	After-tax[a]	EPS
As reported (GAAP)	$(693)	$(738)	$(0.46)
Adjusted for specified items:
Intangible asset amortization	1,406	1,190	0.72
Acquisition related costs	1,919	1,784	1.08
Milestones and other R&D expenses	50	49	0.03
Acquired IPR&D	853	853	0.52
Change in fair value of contingent consideration	809	809	0.49
Other	51	(52)	(0.04)
As adjusted (non-GAAP)	$4,395	$3,895	$2.34

[a]	Represents net earnings (loss) attributable to AbbVie Inc.
Acquisition related costs reflect transaction, financing and integration costs related to the Allergan acquisition as well as amortization of the acquisition date fair value step-up for inventory. Milestones and other R&D expenses include milestone payments for previously announced collaborations. Acquired IPR&D primarily reflects upfront payments related to R&D collaborations and licensing arrangements with third parties. Other primarily includes COVID-19 related expenses and tax audit settlements.
2. The impact of the specified items by line item was as follows:

	2Q20
	Cost of products sold	SG&A	R&D	Acquired IPR&D	Interest expense, net	Net foreign exchange loss	Other expense, net
As reported (GAAP)	$3,711	$3,527	$1,582	$853	$614	$29	$802
Adjusted for specified items:
Intangible asset amortization	(1,406)	—	—	—	—	—	—
Acquisition related costs	(469)	(1,142)	(178)	—	(130)	—	—
Milestones and other R&D expenses	—	—	(50)	—	—	—	—
Acquired IPR&D	—	—	—	(853)	—	—	—
Change in fair value of contingent consideration	—	—	—	—	—	—	(809)
Other	(40)	7	(22)	—	—	4	—
As adjusted (non-GAAP)	$1,796	$2,392	$1,332	$—	$484	$33	$(7)
3. The adjusted tax rate for the second quarter of 2020 was 11.4 percent, as detailed below:

	2Q20
	Pre-tax earnings	Income taxes	Tax rate
As reported (GAAP)	$(693)	$46	(6.5)%
Specified items	5,088	455	8.9%
As adjusted (non-GAAP)	$4,395	$501	11.4%

AbbVie Inc.
Reconciliation of GAAP Reported to Non-GAAP Adjusted Information
Quarter Ended June 30, 2019
(Unaudited) (In millions, except per share data)

1.     Specified items impacted results as follows:

	2Q19
	Earnings		Diluted
	Pre-tax	After-tax[a]	EPS
As reported (GAAP)	$807	$741	$0.49
Adjusted for specified items:
Intangible asset amortization	388	321	0.22
Milestones and other R&D expenses	35	35	0.02
Acquired IPR&D	91	86	0.06
Change in fair value of contingent consideration	2,304	2,304	1.55
Restructuring	8	6	—
Litigation reserves	10	8	—
Acquisition related costs	31	27	0.02
Tax audit settlement	—	(178)	(0.12)
Other	20	20	0.02
As adjusted (non-GAAP)	$3,694	$3,370	$2.26

[a]	Represents net earnings attributable to AbbVie Inc.
Milestones and other R&D expenses are associated with milestone payments for previously announced collaborations. Acquired IPR&D primarily reflects upfront payments related to R&D collaborations and licensing arrangements with third parties. Restructuring is primarily associated with streamlining global operations. Acquisition related costs reflect transaction and financing costs related to the Allergan acquisition.
2. The impact of the specified items by line item was as follows:

	2Q19
	Cost of products sold	SG&A	R&D	Acquired IPR&D	Interest expense, net	Other expense, net
As reported (GAAP)	$1,819	$1,654	$1,291	$91	$309	$2,278
Adjusted for specified items:
Intangible asset amortization	(388)	—	—	—	—	—
Milestones and other R&D expenses	—	—	(35)	—	—	—
Acquired IPR&D	—	—	—	(91)	—	—
Change in fair value of contingent consideration	—	—	—	—	—	(2,304)
Restructuring	(3)	—	(5)	—	—	—
Litigation reserves	—	(10)	—	—	—	—
Acquisition related costs	—	(24)	—	—	(7)	—
Other	(1)	—	(19)	—	—	—
As adjusted (non-GAAP)	$1,427	$1,620	$1,232	$—	$302	$(26)

3. The adjusted tax rate for the second quarter of 2019 was 8.7 percent, as detailed below:

	2Q19
	Pre-tax earnings	Income taxes	Tax rate
As reported (GAAP)	$807	$66	8.1%
Specified items	2,887	258	8.9%
As adjusted (non-GAAP)	$3,694	$324	8.7%

AbbVie Inc.
Reconciliation of GAAP Reported to Non-GAAP Adjusted Information
Six Months Ended June 30, 2020
(Unaudited) (In millions, except per share data)
 1.     Specified items impacted results as follows:

	6M20
	Earnings		Diluted
	Pre-tax	After-tax[a]	EPS
As reported (GAAP)	$2,405	$2,272	$1.43
Adjusted for specified items:
Intangible asset amortization	1,850	1,561	0.99
Acquisition related costs	2,107	1,942	1.24
Milestones and other R&D expenses	185	164	0.11
Acquired IPR&D	853	853	0.54
Change in fair value of contingent consideration	881	881	0.56
Other	117	(165)	(0.11)
As adjusted (non-GAAP)	$8,398	$7,508	$4.76

[a]	Represents net earnings attributable to AbbVie Inc.
Acquisition related costs reflect transaction, financing and integration costs related to the Allergan acquisition as well as amortization of the acquisition date fair value step-up for inventory. Milestones and other R&D expenses include milestone payments for previously announced collaborations and the purchase of an FDA priority review voucher from a third party. Other primarily includes the impacts of tax law changes and COVID-19 related charitable contributions and expenses.
2. The impact of the specified items by line item was as follows:

	6M20
	Cost of products sold	SG&A	R&D	Acquired IPR&D	Interest expense, net	Net foreign exchange loss	Other expense, net
As reported (GAAP)	$5,653	$5,222	$2,961	$853	$1,042	$34	$874
Adjusted for specified items:
Intangible asset amortization	(1,850)	—	—	—	—	—	—
Acquisition related costs	(469)	(1,186)	(178)	—	(274)	—	—
Milestones and other R&D expenses	—	—	(185)	—	—	—	—
Change in fair value of contingent consideration	—	—	—	—	—	—	(881)
Other	(44)	(45)	(32)	—	—	4	—
As adjusted (non-GAAP)	$3,290	$3,991	$2,566	$—	$768	$38	$(7)
3. The adjusted tax rate for the first six months of 2020 was 10.6 percent, as detailed below:

	6M20
	Pre-tax earnings	Income taxes	Tax rate
As reported (GAAP)	$2,405	$134	5.6%
Specified items	5,993	757	12.6%
As adjusted (non-GAAP)	$8,398	$891	10.6%

AbbVie Inc.
Reconciliation of GAAP Reported to Non-GAAP Adjusted Information
Six Months Ended June 30, 2019
(Unaudited) (In millions, except per share data)

1.     Specified items impacted results as follows:

	6M19
	Earnings		Diluted
	Pre-tax	After-tax[a]	EPS
As reported (GAAP)	$3,351	$3,197	$2.14
Adjusted for specified items:
Intangible asset amortization	773	639	0.43
Milestones and other R&D expenses	75	75	0.05
Acquired IPR&D	246	241	0.16
Change in fair value of contingent consideration	2,473	2,475	1.67
Restructuring	171	139	0.09
Litigation reserves	20	16	0.01
Acquisition related costs	31	27	0.02
Tax audit settlement	—	(267)	(0.18)
Other	20	20	0.01
As adjusted (non-GAAP)	$7,160	$6,562	$4.40

[a]	Represents net earnings attributable to AbbVie Inc.
Milestones and other R&D expenses are associated with milestone payments for previously announced collaborations. Acquired IPR&D primarily reflects upfront payments related to R&D collaborations and licensing arrangements with third parties. Restructuring is primarily associated with streamlining global operations. Acquisition related costs reflect transaction and financing costs related to the Allergan acquisition.
2. The impact of the specified items by line item was as follows:

	6M19
	Cost of products sold	SG&A	R&D	Acquired IPR&D	Interest expense, net	Other expense, net
As reported (GAAP)	$3,513	$3,334	$2,580	$246	$634	$2,413
Adjusted for specified items:
Intangible asset amortization	(773)	—	—	—	—	—
Milestones and other R&D expenses	—	—	(75)	—	—	—
Acquired IPR&D	—	—	—	(246)	—	—
Change in fair value of contingent consideration	—	—	—	—	—	(2,473)
Restructuring	(9)	(107)	(55)	—	—	—
Litigation reserves	—	(20)	—	—	—	—
Acquisition related costs	—	(24)	—	—	(7)	—
Other	(1)	—	(19)	—	—	—
As adjusted (non-GAAP)	$2,730	$3,183	$2,431	$—	$627	$(60)

3. The adjusted tax rate for the first six months of 2019 was 8.3 percent, as detailed below:

	6M19
	Pre-tax earnings	Income taxes	Tax rate
As reported (GAAP)	$3,351	$154	4.6%
Specified items	3,809	444	11.6%
As adjusted (non-GAAP)	$7,160	$598	8.3%